Exhibit 24.1

POWER OF ATTORNEY

I, Sean Harris, Chief Executive Officer, President and a Director of Starwood Real Estate Income Trust, Inc., hereby severally constitute John P. McCarthy, Jr., Chris Lowthert and Matthew S. Guttin, and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, to sign for me and in my name in the capacities indicated below, the Registration Statement on Form S-11 (No. 333-262589) and any and all amendments to said Registration Statement, including any Registration Statement filed pursuant to Rule 462(b), and generally to do all such things in my name and in my capacity as an officer and director to enable Starwood Real Estate Income Trust, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

/s/ Sean Harris
Sean Harris
Chief Executive Officer, President and Director
May 9, 2023